Exhibit 10.29

CELERA CORPORATION

2008 STOCK INCENTIVE PLAN

(As Amended August 13, 2009)

1. Purpose of the Plan

The purpose of this Celera Corporation 2008 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Celera Corporation and its subsidiaries (collectively, the “Corporation”) by providing financial incentives designed to attract, retain, and motivate employees, officers, consultants, and directors of the Corporation. The Plan reflects the established policy of the Corporation of encouraging ownership of its Stock by key personnel and of providing incentives for such individuals to put forth maximum efforts for the success of the Corporation.

2. Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1 “Applera Director” means an outside director of Applera Corporation, or any of its successors.

2.2 “Applera Employee” means an employee of Applera Corporation, its affiliates or any successor to either of them.

2.3 “Applera” means Applera Corporation, its subsidiaries and affiliates and any successors to any of them.

2.4 “Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.5 “Agreement” means the written agreement between the Corporation and an Optionee or Award Recipient, as the case may be, evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.6 “Award” means a Stock Award, Performance Share Award, or Director Award.

2.7 “Award Recipient” means an individual to whom an Award has been granted under the Plan.

2.8 “Board of Directors” means the Board of Directors of Celera Corporation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Committee of the Board of Directors, or any successor thereto or committee designated thereby whose members qualify as (a) outside directors as defined in Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto and (b) non-employee directors within the meaning of Rule 16b-3 under the Act.

References to the term “Committee” shall also include, to the extent applicable, the Board of Directors (to the extent that the Board of Directors exercises its authority to approve grants of Options and Awards pursuant to Section 4.1), or any committee or officer to whom authority has been delegated pursuant to Section 4.2.

2.11 “Continuous Service” means an uninterrupted chain of continuous employment by the Corporation or an uninterrupted chain of continuous performance of services for the Corporation by a consultant or outside director. A leave of absence granted in accordance with the Corporation’s usual procedures which does not operate to interrupt continuous employment or continuous performance of services for other benefits granted by the Corporation shall not be considered a termination of employment nor an interruption of Continuous Service hereunder, and an employee or consultant who is granted such a leave of absence shall be considered to be continuously employed or continuously performing services during the period of such leave; provided, however, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition of a leave of absence, such definition shall be substituted herein. With respect to an Applera Employee or Applera Director, continuous service with Applera shall be deemed to be, for purposes of this Plan, an uninterrupted chain of continuous employment or continuous performance of services for the Corporation, and provided, further that termination of employment or cessation of service with Applera shall be deemed to be termination of employment or cessation of service with the Corporation pursuant to the Plan.

2.12 “Director Award” means an Option or a Restricted Stock Bonus granted to a Non-Employee Director pursuant to Section 10 hereof.

2.13 “Fair Market Value” means the simple average of the high and low sales prices of a share of Stock as reported in the report of composite transactions (or other source designated by the Committee) on the date on which fair market value is to be determined (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange).

2.14 “Incentive Stock Options” means those Options granted hereunder to employees as incentive stock options as defined in, and which by their terms comply with the requirements for such Options set out in, Section 422 of the Code and the Treasury Regulations issued pursuant thereto.

2.15 “Maximum Value Options” means those Options granted hereunder for which the Committee may establish, at the date of grant, terms and conditions that limit the maximum dollar value that a participant under the Plan may receive in the form of shares of Stock upon the exercise of such Maximum Value Option.

2.16 “Non-Employee Director” means a member of the Board of Directors who is not an employee or officer of the Corporation.

2.17 “Non-Qualified Stock Options” means those Options granted hereunder which are not intended to qualify as Incentive Stock Options.

2.18 “Normal Retirement Age” means the normal retirement age of a member of the Board of Directors as determined by the Board of Directors from time to time.

2.19 “Option” means an option granted pursuant to Section 6 or Section 10 hereof.

2.20 “Optionee” means an individual to whom an Option has been granted under the Plan.

2.21 “Performance Share Award” means an award of Performance Shares granted pursuant to Section 9 hereof.

2.22 “Performance Shares” means shares of Stock covered by a Performance Share Award.

2.23 “Restricted Stock Bonus” means an award of shares of Stock not requiring the Award Recipient to pay any amount of monetary consideration granted pursuant to the provisions of Section 8.3 or Section 10 hereof.

2.24 “Restricted Stock Unit” means the right to receive one (1) share of Stock at the time the Restricted Stock Unit vests, which may be subject to the further right to elect to defer receipt of shares of Stock otherwise deliverable upon the vesting of an award of restricted stock if and to the extent provided in the Award Recipient’s Agreement. Restricted Stock Units are subject to the provisions of Section 8.2 hereof.

2.25 “Stock” means the common stock, par value $.01 per share, of the Corporation.

2.26 “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of Stock on the day the Stock Appreciation Right is redeemed, reduced by the exercise price of such right. Stock Appreciation Rights are subject to the provisions of Section 8.1 hereof.

2.27 “Stock Award” means an award granted pursuant to Section 8 hereof. The term “Stock Award” shall include, but shall not be limited to, those types of benefits listed in Section 8.

2.28 “Stock Restrictions” mean the restrictions, including performance goals, placed on an Award under the Plan.

2.29 “Stock Unit” means the bookkeeping entry representing the equivalent of one (1) share of Stock.

2.30 “Ten Percent Stockholder” means an individual who owns, within the meaning of Section 422(b)(6) of the Code and the Treasury Regulations issued pursuant thereto, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

3. Shares Reserved for the Plan

The aggregate number of shares of Stock available for Options and Awards under the Plan is 20,000,000 (“Share Reserve”), subject to adjustment in accordance with Section 15, of which not more than 5,000,000 shares of Stock, subject to adjustment in accordance with Section 15, may be issued pursuant to Restricted Stock Units, Restricted Stock Bonuses, and Performance Share

Awards. Each share of Stock issued pursuant to an Option or Award will reduce the Share Reserve by one (1) share. To the extent that an Award is settled in cash rather than in shares of Stock, the Share Reserve shall remain unchanged; provided, however, that shares of Stock underlying the portion of a Stock Appreciation Right that is exercised (whether or not shares of Stock are actually issued to the Award Recipient upon such exercise) shall be considered issued for purposes of the Plan and shall reduce the Share Reserve on a one for one basis. Shares of Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, transfer on the exercise of Options or the delivery of shares of Stock issued pursuant to Awards treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

If any Options or Awards granted under the Plan shall for any reason terminate, be canceled or reacquired, or expire without having been exercised or vested in full, shares of Stock not issued or vested in full under such Options or Awards shall be available again for issuance under the Plan. Notwithstanding the foregoing, shares of Stock tendered in payment of the purchase price of an Option and shares of Stock withheld by the Corporation to satisfy any withholding tax obligation arising in connection with an Option or Award shall not be available again for issuance under the Plan.

4. Administration of the Plan

4.1 General. Except as otherwise described in this Section 4, the Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan, including, without limitation, the authority to determine the individuals to whom, and the time or times at which, Options and Awards shall be granted, the number of shares of Stock to be covered by each Option and Award, and the terms and conditions of each Option and Award. The Committee shall also have plenary authority in its discretion to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Agreements executed and delivered under the Plan, including, without limitation, such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee’s determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan with respect to the approval of grants of Options and Awards, except with respect to matters which under Rule 16b-3 under the Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

4.2 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded, the Board of Directors or the Committee may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Corporation the authority to grant or amend Options or Awards or to take other administrative actions pursuant to Section 4; provided, however, that in no event shall an officer of the Corporation be delegated the authority to grant Options or Awards to, or amend Options or Awards held by, the following: (a) individuals whose transactions in Stock are subject to Section 16 of the Act, (b) an individual who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code, or (c) officers of the Corporation (or members of the Board of Directors) to whom authority to grant or amend Options or Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors or the Committee specifies at the time of such delegation, and the Board of Directors or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board of Directors and the Committee.

5. Eligibility; Factors to be Considered in Granting Options and Awards.

5.1 Eligibility; Factors. Subject to the terms of the Plan, an Option may be granted to any person who, at the time the Option is granted, is an employee (which term shall include officers) of the Corporation, a Non-Employee Director, or a consultant performing services for the Corporation. Stock Awards or Performance Share Awards may be granted to any person who, at the time such Stock Award or Performance Share Award is granted, is an employee (which term shall include officers) of, or consultant performing services for, the Corporation. Non-Employee Directors shall not be eligible to receive Stock Awards or Performance Share Awards. In determining the employees, Non-Employee Directors, and consultants to whom Options or Awards shall be granted, the number of shares of Stock to be covered by each Option or Award, and the terms and conditions of each Option and Award, the Committee shall take into account the duties and responsibilities of the respective employees, Non-Employee Directors, and consultants, their present and potential contributions to the success of the Corporation, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. An employee, Non-Employee Director, or consultant who has been granted an Option or Award may be granted and hold additional Options or Awards if the Committee shall so determine.

5.2 Section 162(m) Limitation. Subject to the provisions of Section 15 of the Plan relating to adjustments upon changes in the shares of Stock, no employee of the Corporation shall be eligible to be granted Options or Stock Appreciation Rights covering more than 2,000,000 shares of Stock (i.e., ten percent (10%) of the Share Reserve) during any fiscal year of the Corporation.

5.3 Consultants. A consultant shall not be eligible for the grant of an Option or Award if, at the time of grant, a Form S-8 Registration Statement (“Form S-8”) under the Securities Act of 1933, as amended (“Securities Act”) is not available to register either the offer or the sale of the Corporation’s securities to such consultant because of the nature of the services that the consultant is providing to the Corporation, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Corporation determines both (a) that such grant (i) shall be registered in another manner under the Securities

Act (e.g., on a Form S-3 Registration Statement) or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.

6. Options

6.1 Grant of Options. Subject to the terms of the Plan, the Committee may grant Options to such employees, Non-Employee Directors, and consultants at such time or times and in such amounts as it shall determine. Each Option granted hereunder shall be designated as an Incentive Stock Option or Non-Qualified Stock Option and shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options shall be granted only to employees of the Corporation. The Committee may, in its sole discretion, grant Non-Qualified Stock Options as Maximum Value Options.

6.2 Purchase Price. The purchase price of each share of Stock covered by an Option shall be not less than one hundred percent (100%) (or one hundred and ten percent (110%) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value of a share of Stock on the date the Option is granted.

6.3 Term. The term of each Option shall be for such period as the Committee shall determine, but not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date of grant thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Option is less than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date of grant, the Option prior to its expiration may be amended, to extend the term so that the term as amended is not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the original date of grant of such Option.

6.4 Vesting. An Option shall be exercisable at such time or times and in such manner and number of shares as the Committee shall determine. Except as provided in the Plan, no Option may be exercised at any time unless the holder thereof is then an employee of the Corporation, a member of the Board of Directors, or a consultant performing services for the Corporation. Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be (a) an employee of the Corporation, (b) a member of the Board of Directors, or (c) a consultant performing services for the Corporation.

6.5 Termination of Employment or Services. Except as otherwise determined by the Committee and provided in the Agreement, in the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated or the services of a Non-Employee Director or consultant to whom an Option has been granted under the Plan shall be terminated (other than by reason of Cause, retirement, disability, or death), such Option may, subject to the provisions of the Plan, be exercised, to the extent that the employee, Non-Employee Director, or consultant was entitled to do so at the date of termination of his or her employment or services, at any time within ninety (90) days after such termination, but in no event after the expiration of the term of the Option.

6.6 Termination of Employment or Services for Cause. In the event that the employment of an employee to whom an Option has been granted under the Plan shall be terminated or the services of a Non-Employee Director or consultant to whom an Option has been granted under the Plan shall be terminated for Cause (as such term is defined below), such Option shall be immediately forfeited in full upon such termination (regardless of the extent to which such Option may have been exercisable as of such time). For purposes of this Section 6.6 only, “Cause” shall be defined as (a) any act which is in bad faith and to the detriment of the Corporation or (b) a material breach of any agreement with or material obligation to the Corporation.

6.7 Retirement

(a) Employees. Except as otherwise determined by the Committee and provided in the Agreement, if an employee to whom an Option has been granted under the Plan shall retire from the Corporation pursuant to any retirement plan provided by the Corporation, then such Option may be exercised, to the extent that the employee was entitled to do so at the date of such retirement, at any time (i) in the case of an employee holding an Incentive Stock Option, within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option or (ii) in the case of a Non-Qualified Stock Option, within one (1) year after the date of such retirement, but in no event after the expiration of the term of the Option.

(b) Non-Employee Directors. Except as otherwise determined by the Committee and provided in the Agreement, if a Non-Employee Director to whom an Option has been granted under the Plan (i) retires from the Board of Directors upon reaching Normal Retirement Age or (ii) resigns or declines to stand for reelection with the approval of the Board of Directors, then such Option may be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of such retirement, resignation, or declining to stand for reelection, at any time within three (3) years after the cessation of services to the Corporation following such retirement, resignation, or declining to stand for reelection, but in no event after the expiration of the term of the Option.

6.8 Disability. Except as otherwise determined by the Committee and provided in the Agreement, if an employee, Non-employee Director, or consultant to whom an Option has been granted under the Plan becomes totally and permanently disabled, then such Option may be exercised, notwithstanding the provisions of Section 6.4, in full without regard to the period of Continuous Service after the Option was granted at any time (a) in the case of an Incentive Stock Option, within three (3) months after the date of termination of employment as a result of such disability, but in no event after the expiration of the term of the Option, or (b) in the case of a Non-Qualified Stock Option, within one (1) year (three (3) years in the case of a Non-Employee Director) after the date of termination of employment or cessation of services as a result of such disability, but in no event after the expiration of the term of the Option.

6.9 Death. Except as otherwise determined by the Committee and provided in the Agreement, if an employee, Non-Employee Director, or consultant to whom an Option has been granted under the Plan shall die while employed by the Corporation, serving as a member of the Board of Directors, or engaged to perform services for the Corporation, such Option may be exercised to the extent that the employee, Non-Employee Director, or consultant was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the employee’s, Non-Employee Director’s, or consultant’s rights under the Option, at any time within one (1) year after his or her death, but in no event after the expiration of the term of the Option.

7. Terms and Conditions Applicable to Options

7.1 Transferability. During the lifetime of an Optionee, an Option shall not be transferable, except pursuant to a domestic relations order; provided, however, that the Committee may, in its sole discretion, permit an Optionee to transfer a Non-Qualified Stock Option by gift to (a) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (b) any person sharing the Optionee’s household (other than a tenant or employee), (c) a trust in which any of the persons specified in clauses (a) or (b) have more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any of the persons specified in clauses (a) or (b) (or the Optionee) control the management of assets, or (e) any other entity in which any of the persons specified in clauses (a) or (b) (or the Optionee) own more than fifty percent (50%) of the voting interests. After the death of an Optionee, an Option may be transferred pursuant to the laws of descent and distribution.

7.2 Method of Exercise. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Stock to be purchased. No Option may be exercised with respect to a fractional share. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option (a) in cash or currency of the United States of America, (b) by tendering to the Corporation shares of Stock owned by such holder (if necessary, Stock owned for such period of time required to avoid a charge to earnings for financial accounting purposes), having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (c) a combination of cash and/or previously owned shares of Stock valued at Fair Market Value, (d) pursuant to a “same day sale” program, (e) by means of a net exercise, or (f) by payment of such other consideration as the Committee shall from time to time determine. For purposes of the immediately preceding sentence, Fair Market Value shall be determined as of the business day immediately preceding the day on which the Option is exercised. Notwithstanding the foregoing, the Committee shall have the right to modify, amend, or cancel the provisions of clauses (b), (c) or (d) above at any time upon prior notice to the holders of Options.

7.3 Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to the shares subject to an Option until such shares have been registered upon the exercise of the Option on the transfer books of the Corporation in the name of such Optionee and then only to the extent that any restrictions imposed thereon by the Committee shall have lapsed.

7.4 No Loans. Neither the Corporation, any company with which it is affiliated, nor any of their respective subsidiaries may directly or indirectly lend money to any person for the purpose of assisting such person in acquiring or carrying shares of Stock issued upon the exercise of an Option.

7.5 Conditions Precedent to Exercise. Notwithstanding any other provision of the Plan, but subject to the provisions of Section 11, the exercise of an Option following termination of employment or service shall be subject to the satisfaction of the conditions precedent that the Optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation; provided, however, that the ownership by an Optionee of five percent (5%) or less of any class of securities of a publicly traded company shall not be deemed to violate this clause or (b) violated any written agreement with the Corporation, including, without limitation, any confidentiality agreement. An Optionee’s violation of clause (a) or (b) of the preceding sentence shall result in the immediate forfeiture of any Options held by such Optionee.

7.6 Limitations on the Grant of Incentive Stock Options. The aggregate Fair Market Value of the Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of the Corporation (or any parent or subsidiary of the Corporation) are exercisable for the first time by any specific individual during any calendar year shall not exceed one hundred thousand dollars ($100,000), and any Option grant (or portion thereof) in excess of that limit shall automatically be characterized as a Non-Qualified Stock Option. No Incentive Stock Option may be granted hereunder to an individual who immediately after such Option is granted is a Ten Percent Stockholder unless (a) the Option price is at least one hundred and ten percent (110%) of the fair market value of such stock on the date of grant and (b) the Option may not be exercised more than five (5) years after the date of grant.

8. Stock Awards

Subject to the terms of the Plan, the Committee may grant Stock Awards to Award Recipients at such time or times and in such amounts as it shall determine. Shares of Stock issued pursuant to Stock Awards may, but need not, be subject to such restrictions as may be established by the Committee at the time of the grant and reflected in an Agreement. Stock Awards available for grant under the Plan shall include: (a) Stock Appreciation Rights, (b) Restricted Stock Units, and (c) Restricted Stock Bonuses.

8.1 Stock Appreciation Rights. The following terms and conditions shall govern the grant and redemption of Stock Appreciation Rights:

(a) Exercise Price. The number of shares of Stock underlying each Stock Appreciation Right and the exercise price in effect for those shares shall be determined by the Committee in its sole discretion at the time the Stock Appreciation Right is granted. In no event, however, shall the exercise price for each share of Stock underlying the Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value per underlying share of Stock on the grant date.

(b) Redemption. The Stock Appreciation Right shall cover a specified number of underlying shares of Stock and shall be redeemable upon such terms and conditions as the Committee may establish. Upon redemption of the Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those shares.

(c) Distribution. The distribution with respect to any redeemed Stock Appreciation Right may be made in shares of Stock valued at the Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(d) Stockholder Rights. No recipient of an award of Stock Appreciation Rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock issuable in redemption of such Stock Appreciation Rights except to the extent that the Corporation has issued the shares relating to such Stock Appreciation Rights.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse and the Corporation has issued the shares of Stock relating to such Stock Appreciation Rights, none of the shares of Stock subject to an award of Stock Appreciation Rights may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient, except in the event of the death of the Award Recipient with respect to those shares of Stock as to which the Stock Restrictions have lapsed.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of an award of Stock Appreciation Rights prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to an award of Stock Appreciation Rights.

8.2 Restricted Stock Units. Each Restricted Stock Unit shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, each such Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Corporation for its benefit.

(b) Vesting. An award of Restricted Stock Units shall vest at such time or times as the Committee shall determine; provided, however, that an award of Restricted Stock Units shall not fully vest (i) in less than one (1) year from the date of grant, in the case of Restricted Stock Units subject to performance goals, and (ii) in less than three (3) years from the date of grant, in the case of all other Restricted Stock Units. Vesting shall generally be based on the Award Recipient’s Continuous Service. Subject to the provisions of Section 8.2(h), the shares of stock to be delivered upon vesting of Restricted Stock Units shall be delivered as soon as practicable after vesting, but in no event later than two and one-half (2 1/2) months after the end of the calendar year in which the Restricted Stock Units vest.

(c) Restrictions on Restricted Stock Units. Except as expressly provided in the Plan or an Award Recipient’s Agreement, any shares of Stock subject to an award of Restricted Stock Units with respect to which Stock Restrictions have not been satisfied at the time of the termination of the Award Recipient’s employment or other service to the Corporation shall be forfeited and all rights of the recipient of such award of Restricted Stock Units shall terminate without any payment of consideration by the Corporation.

(d) Stockholder Rights. No recipient of an award of Restricted Stock Units shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock deliverable with respect to such Restricted Stock Units except to the extent that the Corporation has issued the shares of Stock relating to such Restricted Stock Units.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse and the Corporation has issued the shares of Stock relating to such Restricted Stock Units, none of the shares of Stock subject to an award of Restricted Stock Units may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient, except in the event of the death of the Award Recipient with respect to those shares of Stock as to which the Stock Restrictions have lapsed.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of an award of Restricted Stock Units prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to an award of Restricted Stock Units.

(g) Limitations on Restricted Stock Units. No recipient of an award of Restricted Stock Units may receive Restricted Stock Units representing more than 250,000 shares of Stock during any fiscal year of the Corporation, subject to adjustment in accordance with Section 15.

(h) Deferrals. To the extent permitted by the Committee in the terms of his or her Agreement, an Award Recipient may elect to defer receipt of shares of Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, Section 409A of the Code and the Employee Retirement Income Security Act of 1974, as amended. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Corporation. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Committee. When the Award Recipient vests in such Restricted Stock Units, the Award Recipient shall be credited with a number of Restricted Stock Units equal to the number of shares of Stock for which delivery is deferred. Restricted Stock Units shall be paid by delivery of shares of Stock in accordance with the timing and manner of payment elected by the Award Recipient on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit as provided in Section 8.2(b).

8.3 Restricted Stock Bonuses. Each Restricted Stock Bonus shall be evidenced by an Agreement containing such terms and conditions as the Committee shall deem appropriate; provided, however, that each such Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Corporation for its benefit.

(b) Vesting. A Restricted Stock Bonus shall vest at such time or times as the Committee shall determine; provided, however, that a Restricted Stock Bonus granted pursuant to this Section 8.3 shall not fully vest in less than three (3) years from the date of grant. Vesting shall generally be based on the Award Recipient’s Continuous Service.

(c) Restrictions on Restricted Stock Bonuses. Except as expressly provided in the Plan or an Award Recipient’s Agreement, any shares of Stock subject to a Restricted Stock Bonus with respect to which Stock Restrictions have not been satisfied at the time of the termination of the Award Recipient’s employment or other service to the Corporation shall be forfeited and all rights of the recipient of such Restricted Stock Bonus shall terminate without any payment of consideration by the Corporation.

(d) Stockholder Rights. The recipient of a Restricted Stock Bonus shall be entitled to such rights of a stockholder with respect to the shares of Stock issued pursuant to such Restricted Stock Bonus as the Committee shall determine, including the right to vote such shares of Stock, except that cash and stock dividends with respect to such shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient’s account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

The Committee, in its discretion, may cause a legend or legends to be placed on any certificate representing shares issued pursuant to Restricted Stock Bonuses, which legend or legends shall make appropriate reference to the Stock Restrictions imposed thereon. The Committee may also in its discretion require that certificates representing shares issued pursuant to Restricted Stock Bonuses remain in the physical custody of the Corporation or an escrow holder until any or all of the Stock Restrictions imposed under the Plan have lapsed.

(e) Non-Transferability. Prior to the time Stock Restrictions lapse, none of the shares of Stock issued pursuant to a Restricted Stock Bonus may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient of a Restricted Stock Bonus.

(f) Lapse of Restrictions. In the event of the termination of employment or other service to the Corporation of a recipient of a Restricted Stock Bonus prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment or other service to the Corporation (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Stock subject to a Restricted Stock Bonus.

(g) Limitations on Restricted Stock Bonuses. No recipient of a Restricted Stock Bonus may receive Restricted Stock Bonuses representing more than 250,000 shares of Stock during any fiscal year of the Corporation, subject to adjustment in accordance with Section 15.

9. Performance Share Awards

9.1 Grant of Performance Share Awards. Subject to the terms of the Plan, the Committee may grant Performance Share Awards to such employees at such time or times and in such amounts as it shall determine. Stock issued pursuant to a Performance Share Award shall be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto. The performance goals shall relate to one of the following criteria, either individually, alternatively, or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee:

•	revenue

•	earnings per share

•	earnings before interest and taxes

•	earnings before interest, taxes, and amortization

•	income or net income

•	operating income or net operating income

•	operating margin or profit margin

•	return on invested capital

•	product release schedules

•	product ship targets

•	costs

•	market share

•	return on capital

•	cash flow or operating cash flow

•	return on equity or total stockholder return

•	stock price

•	operating profit or net operating profit

•	return on operating revenue

•	market segment share

•	new product innovation

•	customer satisfaction

Any such performance goals and the period in which such goals are to be met shall be determined by the Committee at the time of the grant and reflected in an Agreement. Each Performance Share Award shall also be subject to such other restrictions as the Committee may determine.

9.2 Delivery of Performance Shares. Certificates representing Performance Shares shall be registered in the Award Recipient’s name but shall remain in the physical custody of the Corporation until the Committee has determined that the performance goals and other Stock Restrictions with respect to such Performance Shares have been met.

9.3 Stockholder Rights. The recipient of a Performance Share Award shall be entitled to such rights of a stockholder with respect to the Performance Shares as the Committee shall determine, including the right to vote such shares of Stock, except that cash and stock dividends with respect to the Performance Shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient’s account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

9.4 Non-Transferability. Prior to the time shares of Stock issued pursuant to a Performance Share Award are delivered to an Award Recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.

9.5 Lapse of Restrictions. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, or other discharge from employment (other than discharge for Cause as defined in Section 6.6), the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of a Performance Share Award, or determine the performance goals with respect to all or a portion of a Performance Share Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause income recognized by an Award Recipient with respect to a Performance Share Award to fail to be deductible by the Corporation under Section 162(m) of the Code.

9.6 Limitations on Performance Share Awards. No employee may receive Performance Share Awards representing more than 500,000 shares of Stock during any fiscal year of the Corporation.

10. Terms and Conditions Applicable to Director Awards

10.1 Grant of Director Awards.

(a) Automatic Grant. Not later than the one (1) month anniversary of the date of his or her first election or appointment to the Board of Directors, a Non-Employee Director shall be granted a Director Award (an “Initial Director Award”). In addition, as of the date of each subsequent annual meeting of the Corporation’s stockholders, each individual who continues to serve as a Non-Employee Director on such date shall be granted a Director Award (an “Annual Director Award”).

(b) Number of Shares and Form of Director Award. The Committee shall determine the number of shares of Stock to be covered by such Director Award, as well as whether such Director Award shall be in the form of an Option or a Restricted Stock Bonus, or some combination thereof. All Director Awards shall be evidenced by an Agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

(i) Options. Director Awards granted in the form of Options shall be Non-Qualified Stock Options which (A) have a purchase price per share of Stock equal to one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant, (B) have a term of ten (10) years from the date of grant thereof, subject to earlier termination as otherwise provided herein, and (C) are subject to the applicable provisions of Sections 6.5-6.9 and Section 7, unless otherwise determined by the Committee and provided in the Agreement.

(ii) Restricted Stock Bonuses. Director Awards granted in the form of Restricted Stock Bonuses may be awarded in consideration for past services actually rendered by the Non-Employee Director to the Corporation for its benefit. Director Awards granted in the form of Restricted Stock Bonuses shall be subject to the applicable provisions of Sections 8.3(c)-(g), unless otherwise determined by the Committee and provided in the Agreement.

10.2 Vesting. Unless the applicable Agreement provides otherwise, each Initial Director Award shall vest in three equal annual installments following the date of grant, and each Annual Director Award shall vest in full on the date one year following the date of grant; provided, however, that, except as provided in the Plan, the recipient thereof continues to serve as a member of the Board of Directors as of such date. Notwithstanding the foregoing, if a Non-Employee Director to whom a Director Award has been granted shall cease to serve as a member of the Board of Directors as a result of (a) his or her death, (b) retiring from the Board of Directors upon reaching Normal Retirement Age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Award shall be vested in full, as of the date of termination of service.

10.3 Deferral Election. A Non-Employee Director may elect to defer receipt of any Director Award by filing the appropriate deferral form with the Corporate Secretary on or before December 31st of the calendar year prior to the calendar year in which such Director Award is to be made. Notwithstanding the foregoing, any person elected as a Non-Employee Director for the first time shall be permitted to make his or her first deferral election no later than twenty (20) days after such election. In no event, however, shall any deferral be permitted to the extent prohibited by applicable law.

11. Acceleration Upon a Change of Control

Notwithstanding any other provision of the Plan or any Option or Award granted hereunder, (a) any Option granted hereunder and then outstanding shall become immediately exercisable in full, (b) all Stock Restrictions shall immediately terminate, and (c) all performance goals applicable to any Performance Share Award shall be deemed attained (i) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for common stock of the Corporation representing more than twenty five percent (25%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of the Board of Directors (“Voting Securities”) is made by any “person” within the meaning of Section 14(d) of the Act and not withdrawn within ten (10) days after the commencement thereof; provided, however, that the Committee may by action taken prior to the end of such ten (10) day period extend such ten (10) day period; and, provided further, that the Committee may by further action taken prior to the end of such extended period declare (A) all Options granted hereunder and then outstanding to be immediately exercisable in full, (B) all Stock Restrictions to be immediately terminated, and (C) all performance goals applicable to any Performance Share Award to be deemed attained; or (ii) in the event of a Change in Control (as hereinafter defined).

Upon a Change in Control, the Committee may provide for the cancellation of all Options and Stock Appreciation Rights then outstanding. Upon such cancellation, the Corporation shall make, in exchange for each such Option or Stock Appreciation Right, a payment either in (i) cash, (ii) shares of the successor entity, or (iii) a combination of cash or shares, at the discretion of the Committee, and in each case as the Committee shall, in its sole discretion determine, in an amount per share subject to such Option or Stock Appreciation Right equal to the excess, if any, of the Fair Market Value of a share of Stock as of the date of the Change in Control over the per share exercise price of such Option or Stock Appreciation Right.

For purposes of this Section 11, a “Change in Control” means an event that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 5.01(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any “person” within the meaning of Section 14(d) of the Act (other than the Corporation, a subsidiary of the Corporation, or an employee benefit plan sponsored by any of the foregoing) becomes the “beneficial owner” as defined in Rule 13d-3 thereunder, directly or indirectly, of more than twenty five percent (25%) of the combined voting power of the then outstanding Voting Securities, (b) during any two (2) year period, individuals who constitute the Board of Directors (the “Incumbent Board”) as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least three-quarters (3/4) of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination, other than in response to an actual or threatened Change in Control or proxy contest) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) the approval by the Corporation’s stockholders of the sale of all or substantially all of the stock or assets of the Corporation. The Committee may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options, termination of Stock Restrictions, and attainment of performance goals as described above.

Following a Change in Control of Applera Corporation (determined in accordance with the previous paragraph by substituting Applera Corporation for the Corporation), then (A) all outstanding Options held by such Applera Employee or Applera Director shall be immediately exercisable in full, (B) all Stock Restrictions shall be immediately terminated, and (C) all performance goals applicable to any Performance Share Award shall be deemed attained.

12. Share Withholding; Delivery of Shares

With respect to any Option or Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require any Optionee or Award Recipient to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Option or Award by electing to have or mandating that the Corporation withhold Stock having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

Wherever in this Plan or under any Agreement an Optionee or Award Recipient is permitted to pay the exercise price of an Option or Award or taxes relating to the exercise of an Option or Award by delivering shares of Stock, the Optionee or Award Recipient may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Corporation shall treat the Option or Award as exercised without further payment and shall withhold such number of shares of Stock from the shares of Stock acquired by the exercise of the Option or Award.

13. No Right to Continued Employment or Service

Nothing contained in the Plan or in any Option or Award granted or Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Corporation, any consultant the right to continue to perform services for the Corporation, or any Non-Employee Director the right to continue as a member of the Board of Directors or interfere with the right of the Corporation to terminate such employee’s employment, such consultant’s service, or Non-Employee Director’s service at any time.

14. Time of Granting Options and Awards

An Option or Award under the Plan shall be deemed to have been granted on the date set forth in the Plan or resolutions of the Committee or Board of Directors authorizing such grant.

15. Adjustments Upon Changes in Capitalization

Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, extraordinary dividends or distributions, or other similar events, the aggregate number and class of shares available under the Plan, the number of shares subject to Director Awards, the maximum number of shares that may be subject to Options and Awards, and the terms of any outstanding Options or Awards (including, without limitation, the number of shares subject to an outstanding Option or Award and the price at which shares of Stock may be issued pursuant to an outstanding Option) and of any Stock Units shall be equitably adjusted by the Committee.

16. Termination and Amendment of the Plan

16.1 Date of Plan Termination. Unless the Plan shall have been terminated as hereinafter provided, no Option or Award shall be granted hereunder after June 12, 2018.

16.2 Amendment of Plan. The Board of Directors at any time, and from time to time, may amend the Plan. However, except as provided in Section 15 of the Plan relating to adjustments upon changes in the outstanding Stock, no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

16.3 No Material Impairment of Rights. No termination, modification, or amendment of the Plan may, without the consent of an Optionee or Award Recipient, adversely affect in any material manner the rights of such Optionee or Award Recipient under any outstanding Option or Award.

17. Amendment of Options and Awards at the Discretion of the Committee

The terms of any outstanding Option or Award may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, without limitation, acceleration of the date of exercise of any Option or Award, termination of Stock Restrictions as to any Award, or the conversion of an Incentive Stock Option into a Non-Qualified Stock Option; provided, however, that no such amendment shall adversely affect in any material manner any right of any Optionee or Award

Recipient under the Plan without his or her consent; and, provided further, that the Committee shall not (a) amend any previously-issued Performance Share Award to the extent that such amendment would cause income recognized by an Award Recipient with respect to a Performance Share Award to fail to be deductible by the Corporation under Section 162(m) of the Code or (b) except as provided in Section 15 or if approved by the stockholders of the Corporation, amend any previously-issued Option to reduce the purchase price thereof whether by modification of the Option or by cancellation of the Option in consideration of the immediate issuance of a replacement Option bearing a reduced purchase price.

18. Government Regulations

The Plan and the grant and exercise of Options and Awards hereunder, and the obligation of the Corporation to issue, sell, and deliver shares, as applicable, under such Options and Awards, shall be subject to all applicable laws, rules, and regulations.

Notwithstanding any other provision of the Plan, transactions under the Plan are intended to comply with the applicable exemptions under Rule 16b-3 under the Act as to persons subject to the reporting requirements of Section 16(a) of the Act with respect to shares of Stock, and Options and Awards under the Plan shall be fashioned and administered in a manner consistent with the conditions applicable under Rule 16b-3.

19. Covenants of the Corporation

19.1 Availability of Shares. During the terms of the Options and Awards, the Corporation shall keep available at all times the number of shares of Stock required to satisfy such Options and Awards.

19.2 Securities Law Compliance. The Corporation shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and Awards and to issue and sell shares of Stock upon exercise, redemption, or satisfaction of the Options and Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act the Plan, any Option or Award, or any Stock issued or issuable pursuant to any such Option or Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Stock under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Stock related to such Options or Awards unless and until such authority is obtained.

20. Options and Awards in Foreign Countries

The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the Options and Awards made to individuals employed in such countries and to meet the objectives of the Plan.

21. Governing Law

The Plan shall be construed, regulated, and administered under the internal laws of the State of Delaware.

22. Stockholder Approval

The Plan shall become effective if and as approved by the stockholders of the Corporation.